LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

I, Lon Rosen, hereby makes, constitutes and appoints each of Leonard J. McGill, Esq., Michael
Macmanus, Esq., and Maria Reda, Esq., each acting individually, as the undersigned?s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any
amendments thereto) with respect to the securities of Steel Partners Holding
L.P., a Delaware
corporation (the ?Company?), with the United States Securities and Exchange
Commission, any
national securities exchanges and the Company, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated
thereunder, as amended from time to time (the ?Exchange Act?);

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf,
information on transactions in the Company's securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the undersigned hereby authorizes any
such person to release any such information to each of the undersigned?s attorneys-in-fact
appointed by this Power of Attorney and approves and ratifies any such release of information;
and

(3)	perform any and all other acts which in the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require,
each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by either such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor either of such attorneys-in-fact
assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
and

(4)	this Power of Attorney does not relieve the undersigned
from responsibility for compliance with the undersigned?s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

The undersigned has caused this Power of Attorney to be executed as of this December 15, 2017.

						s/ Lon Rosen
						Signature